Exhibit 99.1

March 29, 2013

Robert L. Clayton
2305 Deckman Lane
Silver Spring, MD  20906

RE:           Retention Agreement dated as of December 12, 2012 between
Spherix Incorporated and Robert L. Clayton (the “Retention Agreement”)

Dear Robert:

This letter agreement will evidence our agreement to extend the term of your employment through June 30, 2013.  All undefined capitalized terms contained herein shall have the same meanings as set forth in the Retention Agreement.

The terms of your extended employment will be the same as those set forth in the Retention Agreement, including that the Company will pay you at the same salary and benefits as are currently in effect.

From and after June 30, 2013, you may provide consulting services to the Company on a mutually agreed basis.

Please sign the enclosed copy of this letter and return it to me.

Very truly yours,

Harvey J. Kesner,
Interim Chief Executive Officer

AGREED:

Robert L. Clayton

7927 Jones Branch Drive #3125
Tysons Corner, VA 22102
Tel.:  (703) 992-9260
Fax:  (703) 992-9348
www.biospherics.com